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                                                                    EXHIBIT 23.3


                                    CONSENT
                                    -------


We have issued our report dated October 14, 1997, except for Note D for which the date is November 13, 1997, accompanying the financial statements of Clyde Companies, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the captions "Selected Financial Information", "Summary Historical Financial Information" and "Experts".


                                           /s/ GRANT THORNTON LLP
                                           ----------------------


Salt Lake City, Utah
December 8, 1997